                            Certificate of Amendment
                      of the Certificate of Incorporation

                                       of

                        OAK HILL SPORTSWEAR CORPORATION

               Under Section 805 of the Business Corporation Law

                              --------------------

         It is hereby certified that:

         FIRST: The name of the corporation is Oak Hill Sportswear Corporation.

         SECOND: The certificate of incorporation of the corporation was filed by the Department of State of the State of New York on November 29, 1967 under the name Computronic Sciences Inc.

         THIRD: The certificate of incorporation of the corporation is hereby amended to change the name of the corporation to "REXX Environmental Corporation."

         FOURTH: To accomplish the foregoing amendment, Article 1 of the certificate of incorporation of the corporation is hereby amended to read as follows:

         "1. The name of the corporation is REXX Environmental Corporation."

         FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the vote of the directors at a meeting of the Board of Directors of the corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

         IN WITNESS WHEREOF, we have signed this Certificate on the 17th day of February, 1998, and we affirm under penalties of perjury that the statements therein are true.


                                    /s/ Arthur L. Asch
                                    --------------------------------------------
                                        Arthur L. Asch, Chairman of the Board


                                    /s/ Joseph Greenberger
                                    --------------------------------------------
                                        Joseph Greenberger, Secretary



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